                                                 RULE NO. 424(b)(3)
                                                 REGISTRATION NOS. 33-50832,
                                                                   33-42397,
                                                                   33-23039 and
                                                                   33-3985

PROSPECTUS

                                    FORTUNE
                                       BRANDS

                               DEBT SECURITIES,
                     WARRANTS TO PURCHASE DEBT SECURITIES
                                      AND
                           FOREIGN CURRENCY WARRANTS

                               ----------------

  Fortune Brands, Inc., a Delaware corporation (the "Company"), intends to offer from time to time its debt securities of one or more series (the "Debt Securities") in an aggregate principal amount (or net proceeds, in the case of Debt Securities issued at an original issue discount) of up to $850,000,000, or the equivalent thereof in one or more foreign or composite currencies, warrants to purchase Debt Securities (the "Debt Warrants") and up to $100,000,000 of options, warrants or other rights relating to foreign currency exchange rates (the "Foreign Currency Warrants"). The Debt Securities, the Debt Warrants and the Foreign Currency Warrants may be issued in one or more series with the same or various maturities or expiration dates, in amounts, at prices (which, in the case of Debt Securities, may be at par, at a premium or at an original issue discount), in currencies or composite currencies and on terms to be determined at the time of sale. The Debt Securities may be issued as convertible Debt Securities which, unless previously redeemed, repaid or otherwise purchased or acquired, will be convertible, at any time during a specified conversion period, into shares of Common Stock, par value $3.125 per share (the "Common Stock"), of the Company. The Debt Warrants may be offered with the Debt Securities or separately. The Foreign Currency Warrants may be offered in conjunction with an offering of Debt Securities or Debt Warrants or of Debt Securities and Debt Warrants, or separately. See "Plan of Distribution".

  The terms of the Debt Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, purchase price, maturity, rate (or manner of calculation thereof) and time of payment of any interest, any redemption terms, any conversion terms, the currency or composite currency in which the Debt Securities or any interest thereon shall be payable and other specific terms and any listing on a securities exchange of the Debt Securities, the terms of the Debt Warrants, including the exercise price, detachability, expiration date and other specific terms and any listing on a securities exchange of the Debt Warrants, and the terms of the Foreign Currency Warrants, including the procedures and conditions relating to exercise, expiration date and other specific terms and the listing on a national securities exchange of the Foreign Currency Warrants, and any initial public offering price, the net proceeds to the Company and other special terms in connection with the offering and sale of the series of Debt Securities, Debt Warrants or Foreign Currency Warrants, as the case may be, in respect of which this Prospectus is being delivered (respectively, the "Offered Debt Securities", the "Offered Debt Warrants" and the "Offered Foreign Currency Warrants") are set forth in the accompanying Prospectus Supplement or Supplements (the "Prospectus Supplement", which term, as used herein, includes any accompanying Pricing Supplement).

                               ----------------

THESE SECURITIES  HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR ANY  STATE SECURITIES  COMMISSION
   PASSED  UPON   THE  ACCURACY  OR   ADEQUACY  OF  THIS   PROSPECTUS.  ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  The Debt Securities, Debt Warrants and Foreign Currency Warrants will be sold directly, through agents designated from time to time or through underwriters or dealers. If any agents of the Company or any dealers or underwriters are involved in the sale of the Debt Securities, Debt Warrants or Foreign Currency Warrants in respect of which this Prospectus is being delivered, the names of, and the principal amount of Debt Securities or number of Debt Warrants or Foreign Currency Warrants to be purchased through or by, such agents, dealers or underwriters and any applicable commissions or discounts are set forth in the Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for the agents, dealers and underwriters.

                               ----------------

                 The date of this Prospectus is March 5, 1998

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission (http://www.sec.gov).

  The Company's Common Stock and certain other of its securities are listed on the New York Stock Exchange and reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005.

                      DOCUMENTS INCORPORATED BY REFERENCE

  The following documents filed with the Commission by the Company (File No. 1-9076) are incorporated herein by reference and made a part hereof:

    (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, which incorporates by reference certain information, including the Company's 1996 consolidated financial statements contained in its 1996 Annual Report to Stockholders;

    (ii) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 1997;

    (iii) the Company's Current Reports on Form 8-K dated January 24, April 23, May 9, June 9, July 23, October 1, October 21 and December 2, 1997 and January 12, January 23, February 10, February 20, March 2 and March 4, 1998;

    (iv) the description of the Common Stock which is contained in the Company's Application for Registration on Form 8-B dated January 27, 1986 by incorporation by reference to pages 17-20 of the Proxy Statement and Prospectus constituting a part of the Company's Registration Statement on Form S-4 (Registration No. 33-635), including the amendments to such description set forth in the Company's Current Reports on Form 8-K dated June 19, 1986 and September 4, 1986, its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1990 and its Current Report on Form 8-K dated September 25, 1990; and

    (v) the description of the Company's Preferred Share Purchase Rights which is contained in the Company's Application for Registration on Form 8-A dated December 22, 1997.

  All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities, Debt Warrants and Foreign Currency Warrants shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statements of which it is a part to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus or such Registration Statements.

  THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, UPON SUCH PERSON'S WRITTEN OR ORAL REQUEST, A COPY OF ANY AND ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS (NOT INCLUDING EXHIBITS TO SUCH INFORMATION UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH INFORMATION). ANY SUCH REQUEST SHOULD BE DIRECTED TO THE SECRETARY OF FORTUNE BRANDS, INC., 1700 EAST PUTNAM AVENUE, OLD GREENWICH, CONNECTICUT 06870-0811 (TELEPHONE NUMBER (203) 698-5000).

                                  THE COMPANY

  The Company is a holding company with subsidiaries engaged in various businesses. Subsidiaries of the Company are engaged in the manufacture and sale of home and office products, golf products and distilled spirits.

  As a holding company, the Company is a legal entity separate and distinct from its subsidiaries. Accordingly, the right of the Company, and thus the right of the Company's creditors (including holders of Debt Securities, Debt Warrants and Foreign Currency Warrants) and stockholders, to participate in any distribution of the assets or earnings of any subsidiary is subject to the claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of such subsidiary may be recognized, in which event the Company's claims may in certain circumstances be subordinate to certain claims of others. In addition, as a holding company, a principal source of the Company's unconsolidated revenues and funds is dividends and other payments from its subsidiaries. The Company's principal subsidiaries currently are not limited by long-term debt or other agreements in their abilities to pay cash dividends or to make other distributions with respect to their capital stock or other payments to the Company.

  The Company's principal executive offices are located at 1700 East Putnam Avenue, Old Greenwich, Connecticut 06870-0811 and its telephone number is
(203) 698-5000.

                                USE OF PROCEEDS

  Except as may otherwise be set forth in the Prospectus Supplement, the Company will apply the net proceeds from the sale of the Offered Debt Securities, the Offered Debt Warrants and the Offered Foreign Currency Warrants, after payment of costs, if any, incurred by the Company in hedging its currency risk with respect to the Offered Foreign Currency Warrants, to its general funds to be used by its management for general corporate purposes, including the repayment of existing indebtedness, additions to working capital or acquisitions. See "Recent Developments" set forth in the Prospectus Supplement if this section is referenced therein.

                      RATIO OF EARNINGS TO FIXED CHARGES

                                                        YEARS ENDED DECEMBER 31,
                                                        ------------------------
                                                        1993 1994 1995 1996 1997
                                                        ---- ---- ---- ---- ----
Ratio of earnings to fixed charges..................... 2.17 1.22 3.23 2.81 2.06

  For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and minority interest, plus fixed charges, less capitalized interest, less excess of earnings over dividends of less-than-fifty-percent-owned companies. Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of debt discount and expense and that portion of rental expense which the Company believes to be representative of an interest factor.

                        DESCRIPTION OF DEBT SECURITIES

  The Offered Debt Securities and the Debt Securities issuable upon exercise of Offered Debt Warrants are to be issued under an Indenture dated as of July 15, 1988, as supplemented, between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank, as successor by merger to Manufacturers Hanover Trust Company), as trustee, or such other Indenture as may be entered into between the Company and a bank or trust company, as trustee, all as shall be set forth in the Prospectus Supplement relating thereto. The Indenture under which the Offered Debt Securities and the Debt Securities issuable upon exercise of the Offered Debt Warrants are to be issued, as modified by the Trust Indenture Reform Act of 1990, and the trustee thereunder are herein referred to as the "Indenture" and the "Trustee", respectively. The statements under this caption, as modified or superseded by the applicable Prospectus Supplement, are brief summaries of certain provisions of the Indenture and are subject to the detailed provisions thereof, a form of which is on file as an exhibit to the Registration Statements of which this Prospectus is a part. References under this caption in italics are to sections of the Indenture. Wherever particular provisions of the Indenture are referred to, such provisions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference.

GENERAL

  The Indenture does not limit the amount of securities which can be issued thereunder and provides that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. (Section 3.01). Reference is made to the Prospectus Supplement for the following terms of the Offered Debt Securities and the Debt Securities issuable upon exercise of the Offered Debt Warrants: (i) the designation and aggregate principal amount of such Debt Securities; (ii) the percentage of their principal amount at which such Debt Securities will be issued; (iii) the date or dates (or the manner of determining the same) on which such Debt Securities will mature; (iv) the rate or rates per annum (or the method of determining the same) at which such Debt Securities will bear interest, if any, and the date or dates from which any such interest shall accrue; (v) the times (or the manner of determining the same) at which any such interest will be payable; (vi) the place or places where principal, premium, if any, and interest, if any, will be payable and each office or agency as described below under "Form, Denominations, Exchange and Transfer" where such Debt Securities may be surrendered for exchange or, if applicable, registration of transfer;
(vii) the period or periods within which, the prices at which and the terms and conditions upon which such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (viii) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (ix) whether such Debt Securities are convertible into Common Stock and, if so, the initial conversion price or rate, the conversion period and the other terms and conditions relating to the conversion thereof, including whether any Preferred Share Purchase Rights (the "Rights") of the Company will be delivered with shares of Common Stock issued upon conversion; (x) if such Debt Securities are not denominated in United

States dollars, the foreign currency or currencies or composite currency or currencies in which such Debt Securities are denominated and, if any payment of principal of or premium or interest on or any other amount in respect of such Debt Securities is not payable in United States dollars, the foreign currency or currencies or composite currency or currencies in which such payment shall be payable and the particular provisions applicable thereto;
(xi) if the amount of payments of principal of or premium, if any, or interest, if any, on such Debt Securities may be determined with reference to an index, the manner in which such amount shall be determined; (xii) whether such Debt Securities are issuable in registered form ("Registered Securities") or bearer form ("Bearer Securities"), or both, whether any Bearer Securities will not have interest coupons attached and any conditions related to the issuance, delivery or exchange of Bearer Securities; (xiii) whether such Debt Securities will be represented by a single permanent global Debt Security or a temporary global Debt Security and the common depositary or other depositary in respect thereof; (xiv) any events of default or covenants with respect to such Debt Securities in addition to those described in this Prospectus; (xv) whether and under what circumstances the Company will pay additional amounts on such Debt Securities and whether the Company will have the option to redeem rather than pay such additional amounts or in the event of the imposition of any reporting requirement; (xvi) the proposed listing, if any, of such Debt Securities on any securities exchange; and (xvii) any other terms of such Debt Securities. (Section 3.01).

  The Debt Securities will be direct, unsecured and unsubordinated obligations of the Company and will rank equally with any other unsecured and unsubordinated obligations of the Company for borrowed money. See "The Company". The Indenture does not limit other indebtedness or securities which may be incurred or issued by the Company or contain financial or similar restrictions on the Company, except as described under "Certain Covenants of the Company". Other than the protections which may otherwise be afforded holders of Debt Securities as a result of the operation of the covenants described thereunder, there are no covenants or other provisions which may afford holders of Debt Securities protection in the event of a leveraged buyout or other highly leveraged transaction involving the Company or any similar occurrence.

  If the purchase price of any Debt Securities is denominated in a foreign currency or composite currency or if the principal of or premium, if any, or interest, if any, on or any other amount in respect of any Debt Securities is payable in a foreign currency or composite currency, the restrictions, elections, tax consequences, specific terms and other information with respect to such Debt Securities and such foreign currency or composite currency will be as set forth in the Prospectus Supplement.

  If any Debt Securities are being issued as original issue discount securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below the stated principal amount, the federal income tax consequences and other special considerations applicable to such original issue discount securities will be as described in the Prospectus Supplement.

FORM, DENOMINATIONS, EXCHANGE AND TRANSFER

  Unless otherwise provided in an applicable Prospectus Supplement with respect to a series of Debt Securities, the Debt Securities will be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise provided in an applicable Prospectus Supplement, Bearer Securities will have interest coupons attached. (Section 2.01). The Indenture also provides that Debt Securities of a series may be issuable in temporary or permanent global form. (Section 3.01). See "Global Debt Securities".

  Unless otherwise specified in the Prospectus Supplement, Registered Securities will be issuable in denominations of $1,000 and any multiple thereof and Bearer Securities will be issuable in denominations of $1,000 or $10,000. (Section 3.02). Debt Securities denominated in a foreign currency or in a composite currency will be issuable in such denominations as are set forth in the Prospectus Supplement relating thereto. Debt Securities may be surrendered for exchange and Registered Securities may be surrendered for registration of transfer in the manner, at the places and subject to the restrictions set forth in the Prospectus Supplement relating thereto. No service charge will be made for any transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.05). Bearer Securities and the coupons, if any, appertaining thereto will be transferable by delivery.

  In connection with their sale during the "restricted period" as defined in
Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations (generally, the first 40 days after the closing date (or, in the case of Debt Securities issuable on exercise of a Debt Warrant, the first 40 days after the date of exercise of such Debt Warrant) and, with respect to unsold allotments, until sold), Bearer Securities may not be delivered within the United States or its possessions and may be delivered only upon certification as to the beneficial ownership thereof. See "Limitations on Issuance of Bearer Debt Securities and Bearer Debt Warrants".

  In the event of any redemption in part, the Company shall not be required to
(i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before (A) if Debt Securities of such series are issuable only as Registered Securities, the day of the mailing of a notice of redemption of Debt Securities of such series selected to be redeemed and ending at the close of business on the day of such mailing, and (B) if Debt Securities of such series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if earlier, and if Debt Securities of such series are also issuable as Registered Securities and there is no publication, the day of the mailing of the relevant notice of redemption and in either case ending at the close of business on the day of such publication or mailing; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of such series and like tenor that is immediately surrendered for redemption. (Section 3.05).

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium, if any, and interest, if any, on Registered Securities will be made at the office of such paying agent or paying agents as the Company may designate from time to time, except that at the option of the Company payment of any instalment of interest on Registered Securities will be made by check mailed to the person in whose name such Registered Security is registered at such person's registered address at the close of business on the record date for such interest or by transfer to an account maintained by the payee with a bank located in the United States. (Sections 3.07 and 10.02).

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium, if any, and interest, if any, on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such paying agents outside the United States as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by check or by transfer to an account maintained by the payee with a bank located outside the United States. (Sections 3.07 and 10.02). Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest, if any, on Bearer Securities on any interest payment date will be made only upon presentation and surrender of the coupon relating to such interest payment date. (Section 10.01). No payment of principal, premium, if any, or interest, if any, with respect to any Bearer Security will be made at any paying agency maintained by the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States except as may be permitted under United States tax laws and regulations in effect at the time of such payment without detriment to the Company. Notwithstanding the foregoing, (i) any payment in respect of Bearer Securities to be made in United States dollars may be made at the office of a paying agent in the United States if payment at all paying agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions and (ii) any payment in respect of Bearer Securities to be made in a foreign currency or composite currency may be made at the office of a paying agent in the United States in United States dollars in an amount equal to the sum otherwise due in such foreign currency or composite currency as converted into United States dollars at the rate of exchange as set forth in the Indenture if payment at all paying agencies outside the United States in such foreign currency or composite currency and in United States dollars in such amount is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 10.02).

  The paying agents outside the United States initially appointed by the Company for a series of Debt Securities will be named in the applicable Prospectus Supplement. The Company may terminate the appointment of any of the paying agents from time to time, except that the Company will maintain in the Borough of Manhattan, The City of New York, at least one paying agency where the Registered Securities of each series may be presented for payment. The Company will maintain one or more paying agencies in a city or cities located outside the United States (including any city in which a paying agency is required to be maintained under the rules of any stock exchange on which the Debt Securities of such series are listed) where the Bearer Securities may be presented for payment. (Section 10.02).

  All monies paid by the Company to a paying agent for the payment of principal of or premium, if any, or interest, if any, on any Debt Security that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the holder of such Debt Security or any coupon appertaining thereto will thereafter look only to the Company for payment thereof. (Section 10.03).

GLOBAL DEBT SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global Debt Securities (each, a "Registered Global Security") that will be deposited with a depositary (the "Depositary") or with a nominee for the Depositary identified in the applicable Prospectus Supplement. In such a case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Registered Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement. (Section 3.05).

  The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. The Company expects that the provisions set forth below will apply to such a depositary arrangement.

  Ownership of beneficial interests in a Registered Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold interests through participants. Ownership of beneficial interests by participants in a Registered Global Security will be shown on and will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Registered Global Security. Ownership of beneficial interests in such Registered Global Security by persons that hold through participants will be shown on and will be evidenced only by, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant.

  The Company expects that upon the issuance of a Registered Global Security representing Debt Securities, and the deposit of such Registered Global Security with or on behalf of the Depositary, the Depositary will immediately credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of participants. The accounts to be credited shall be designated by the underwriters or agents engaging in the distribution of such Debt Securities or, to the extent that the Debt Securities are offered and sold directly by the Company, by the Company.

  Unless otherwise specified in the applicable Prospectus Supplement, payment of principal of and premium, if any, and interest, if any, on Debt Securities represented by any such Registered Global Security will be made to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole holder of the Debt Securities represented thereby for all purposes under the Indenture. None of the Company, the Trustee and any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's records or any participant's records relating to or payments made on account of beneficial ownership interests in a Registered Global Security representing any Debt Securities or for maintaining, supervising or reviewing any of the Depositary's records or any participant's records relating to such beneficial ownership interests.

  The Company expects that the Depositary, upon receipt of any payment of principal of or premium, if any, or interest, if any, on any such Registered Global Security, will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of the Depositary. Payments by participants to owners of beneficial interests in a Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for customer accounts registered in "street name", and will be the sole responsibility of such participants.

  Except as otherwise set forth in the applicable Prospectus Supplement, a Registered Global Security is exchangeable for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount, only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Registered Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, and a successor of the Depositary is not appointed by the Company within 90 calendar days, (y) the Company in its sole discretion determines that such Registered Global Security shall be exchangeable for definitive Debt Securities in registered form or (z) an Event of Default (as defined below under "Defaults and Certain Rights on Default") with respect to the Debt Securities represented by such Registered Global Security has occurred and is continuing. Any Registered Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount, in denominations of $100,000 and any larger amount that is an integral multiple of $1,000. Such definitive Debt Securities will be registered in the name or names of the owners of such person or persons as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in such Registered Global Security.

  Unless otherwise specified in the applicable Prospectus Supplement and except as provided above, owners of beneficial interests in such a Registered Global Security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the holders thereof for any purpose under the Indenture, and no Registered Global Security representing Debt Securities will be exchangeable except for another permanent Registered Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in such a Registered Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Registered Global Security.

  The Indenture permits the Depositary, as a holder, to authorize participants as its agents to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to make, give or take under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or an owner of a beneficial interest in such a Registered Global Security desires to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to make, give or take under the Indenture, the

Depositary would authorize the participants holding the relevant beneficial interests to make, give or take such action, and such participants would authorize beneficial owners owning through such participants to make, give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a common depositary for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euro-clear System ("Euro-clear"), and for Centrale de Livraison de Valeurs Mobilieres S.A. ("Cedel"), or with a nominee for such common depositary, identified in the applicable Prospectus Supplement. Any such Bearer Global Securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities, will be described in the applicable Prospectus Supplement. See "Limitations on Issuance of Bearer Debt Securities and Bearer Debt Warrants".

CONVERTIBLE DEBT SECURITIES

  The terms and conditions upon which any convertible Debt Securities of a series may be converted into shares of Common Stock, including the initial conversion price or rate and the conversion period, and other provisions applicable thereto, will be set forth in the Prospectus Supplement relating thereto. See "Description of Capital Stock".

CERTAIN COVENANTS OF THE COMPANY

  Definitions. In the Indenture, "Subsidiary" is defined as any corporation of which the Company or any one or more Subsidiaries directly or indirectly own outstanding stock having voting power sufficient to elect, under ordinary circumstances, a majority of the directors. "Restricted Subsidiary" is defined to exclude a Subsidiary organized under foreign laws or operating outside the United States, a Subsidiary involved primarily in the business of finance, banking, credit, leasing, insurance, financial services, real estate, petroleum or gas, transportation or overseas financing, and Subsidiaries of the foregoing. A Subsidiary required to be disposed of by court order and determined by the Company's Board of Directors not to be a Restricted Subsidiary is also excluded from the definition of Restricted Subsidiary. "Funded Debt" is defined to include, in addition to indebtedness for borrowed money maturing more than one year from the date of creation or extension thereof, guarantees of funded debt or of dividends (except guarantees arising in connection with the sale or pledge of customers' paper or otherwise arising in the ordinary course of business) and any funded debt secured by a mortgage on property of the Company or any Restricted Subsidiary whether or not assumed. "Secured Debt" is defined to include indebtedness for money borrowed secured by a mortgage upon any assets of the Company or a Restricted Subsidiary; "mortgage" includes any mortgage, pledge or security interest. "Consolidated Net Tangible Assets" is defined to mean the excess over current liabilities of all assets as set forth in a consolidated balance sheet of the Company and its consolidated Subsidiaries after deducting goodwill, trademarks, patents, other like intangibles and minority interests of others. (Section 1.01).

  Restrictions on Secured Debt. The Indenture provides that, except as described below, neither the Company nor any Restricted Subsidiary may incur any Secured Debt without securing the Debt Securities (and, if the Company so elects, any indebtedness ranking equally with the Debt Securities) equally and ratably with, or prior to, such Secured Debt. This restriction does not apply to indebtedness secured by (a) mortgages existing at the time a corporation becomes a Restricted Subsidiary, (b) mortgages assumed in connection with a merger with, or an acquisition of substantially all of the properties of, a corporation, if any such mortgage existed prior to such merger or acquisition and did not apply to any property owned by the Company or a Restricted Subsidiary immediately prior to such merger or acquisition, (c) mortgages on property existing at the time of acquisition thereof or mortgages on certain property to finance the cost of acquisition, construction or improvement thereof, (d) mortgages securing indebtedness owing to the Company or a Restricted Subsidiary, (e) mortgages in favor of the United States or any State or any instrumentality of either to secure partial, progress, advance or other payments pursuant to any contract or statute, (f) mortgages incurred under industrial revenue bond or similar financings, or (g) extensions, renewals or refundings of any of the foregoing. Notwithstanding these provisions, the Company and its Restricted Subsidiaries may incur Secured Debt without equally and ratably securing the Debt Securities if after giving effect thereto the sum of (i) the aggregate of all Secured Debt of the Company and its Restricted Subsidiaries (except Secured Debt of the types described in (a) through (g) above), (ii) the value of all sale and lease back transactions (as defined) and (iii) the aggregate of all unsecured Funded Debt of Restricted Subsidiaries of the type described in clause (iv) of the following paragraph, does not exceed 10% of Consolidated Net Tangible Assets. (Section 10.06).

  Restrictions on Borrowing by Restricted Subsidiaries. The Indenture provides that Restricted Subsidiaries may not incur any Funded Debt, except (i) Funded Debt owed to the Company or a Restricted Subsidiary, (ii) Funded Debt which is Secured Debt that could under the preceding "Restrictions on Secured Debt" paragraph be incurred without ratably securing the Debt Securities, (iii) unsecured Funded Debt which represents an extension, renewal or refunding of Secured Debt described in the second sentence of the "Restrictions on Secured Debt" paragraph, (iv) unsecured Funded Debt, which, if it were Secured Debt, would be permitted by the last sentence of the "Restrictions on Secured Debt" paragraph, (v) existing unsecured Funded Debt assumed by a Restricted Subsidiary in connection with its merger with, or acquisition of all or a substantial part of the assets of any corporation, (vi) unsecured Funded Debt of any corporation existing when it becomes a Restricted Subsidiary, (vii) Funded Debt incurred in connection with industrial revenue bond or similar financings, or (viii) extensions, renewals or refundings of any of the foregoing. (Section 10.05).

  Restrictions on Sale and Lease Back Transactions. The Indenture provides that neither the Company nor any Restricted Subsidiary may sell and lease back for periods exceeding five years any major facility owned as of the date of the Indenture unless (a) fair value is received for the facility sold and (b) an amount equal to the net proceeds of such sale is applied to the retirement of Funded Debt which is not subordinated in right of payment to the Debt Securities, provided that the amount of such required retirement shall be reduced by (i) the amount of any Secured Debt which the Company or such Restricted Subsidiary could then incur under the last sentence of the preceding "Restrictions on Secured Debt" paragraph and (ii) the principal amount of any instruments evidencing Funded Debt (which may include the Debt Securities) delivered within 120 days after such sale to the applicable trustee for retirement and cancellation, other than instruments retired by payment at maturity or pursuant to mandatory sinking fund or prepayment provisions. (Section 10.07).

  Restrictions on Transfers of Property. Neither the Company nor any Restricted Subsidiary may transfer or lease any major facility to any Subsidiary excluded from the definition of "Restricted Subsidiary" in the Indenture for any of the reasons described in the second sentence of the preceding "Definitions" paragraph. (Section 10.08).

LIMITATIONS ON MERGER BY THE COMPANY

  The Indenture provides that if, upon any merger or consolidation of the Company with or into any other corporation or upon any transfer of substantially all of its assets to any other corporation, any of the property of the Company or a Restricted Subsidiary would thereupon become subject to any mortgage, the Company will simultaneously with or prior to such transaction secure the Debt Securities by a prior lien on such property. (Section 8.03). In the event of any merger of the Company into or consolidation of the Company with any other corporation or upon any transfer of substantially all of its assets to any other corporation, the successor corporation shall be substituted as obligor under the Indenture. (Sections
8.01 and 8.02).

MODIFICATION OF INDENTURE

  The Indenture provides that with the consent of the holders of not less than a majority in principal amount of the Debt Securities of each series affected thereby at the time outstanding (or such greater percentage in such principal amount as may be specified in the Prospectus Supplement), the Trustee and the Company may execute a supplemental indenture to change the Indenture or modify the rights of the holders of the Debt Securities of such series, but, without the consent of the holder of each outstanding Debt Security of such series so affected, a supplemental indenture may not, among other things, (i) change the maturity of principal of or interest on any Debt Security of such series, reduce the principal amount thereof or the interest thereon or impair the right to convert any convertible Debt Securities, or (ii) reduce the aforesaid percentage of holders of Debt Securities of such series whose consent shall be required to authorize any such supplemental indenture. (Section 9.02).

DEFAULTS AND CERTAIN RIGHTS ON DEFAULT

  An "Event of Default" is defined under the Indenture as any of the following: default for 30 days in payment of any interest; default in payment of principal; default for 60 days after notice in performance of any other covenant in the Indenture; and certain events of bankruptcy, insolvency, receivership or reorganization. The Indenture requires the Company to file with the Trustee annually a written statement as to the fulfillment of its obligations under the Indenture and provides that in case an Event of Default with respect to Debt Securities of any series affected thereby should occur and be continuing, the Trustee or the holders of at least 25% in principal amount of the Debt Securities of such series then outstanding may declare the principal of all the Debt Securities of such series to be due and payable. The Indenture permits such declaration, under certain circumstances, to be rescinded by the holders of a majority in principal amount of the Debt Securities of such series at the time outstanding. (Sections 5.01, 5.02 and 10.04).

  Subject to the provisions thereof relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Indenture provides that the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Debt Securities, unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the Debt Securities of any series at the time outstanding and so affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series. Such holders may, in certain cases, waive any default except a default in payment of principal of or premium, if any, or interest, if any, on the Debt Securities of such series. (Sections 5.12, 5.13 and 6.03).

DEFEASANCE

  The Prospectus Supplement will state if any defeasance provision will apply to the Offered Debt Securities.

  Defeasance and Discharge. The Indenture provides that, if applicable, the Company will be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, to maintain paying agencies and conversion agencies, if any, and to hold monies for payment in trust and in respect of the conversion of Debt Securities of such series, if convertible) upon the deposit with the Trustee, in trust, of money and/or Government Obligations (as defined) which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay any instalment of principal of and premium, if any, and interest, if any, on the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and the Debt Securities of such series. If specified in the Prospectus Supplement to be applicable to the Debt Securities of such series, such a trust may be established only if, among other things, the Company has delivered to the Trustee (i) an opinion of counsel (who may be an employee of or counsel for the Company) to the effect that the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect set forth in clause (ii) of this sentence, or (ii) in lieu thereof, but only if specified in the Prospectus Supplement, an opinion of such counsel to the effect that the holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred. (Section 4.03).

  Defeasance of Certain Covenants and Certain Events of Default. The Indenture provides that, if applicable, the Company may omit to comply with certain restrictive covenants described in Sections 10.05

(Restrictions on Borrowing by Restricted Subsidiaries), 10.06 (Restrictions on Secured Debt), 10.07 (Restrictions on Sale and Lease Back Transactions) and
10.08 (Restrictions on Transfers of Property), and that Section 5.01(c) (describing a default in performance of certain covenants or agreements) shall not, with respect to Sections 10.05, 10.06, 10.07 and 10.08, be deemed to be an Event of Default under the Indenture and the Debt Securities of any series, upon the deposit with the Trustee, in trust, of money and/or Government Obligations (as defined) which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay any instalment of principal of and premium, if any, and interest, if any, on the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and the Debt Securities of such series. The obligations of the Company under the Indenture and the Debt Securities of such series other than with respect to the covenants referred to above and the Events of Default other than the Event of Default referred to above shall remain in full force and effect. If specified in the Prospectus Supplement to be applicable to the Debt Securities of such series, such a trust may be established only if, among other things, the Company has delivered to the Trustee an opinion of counsel (who may be an employee of or counsel for the Company) to the effect that the holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. (Section 10.10).

  Defeasance and Certain Other Events of Default. In the event the Company exercises its option to omit compliance with certain covenants of the Indenture with respect to the Debt Securities of any series as described above and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default still possible after such defeasance, the amount of money and Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. The Company, however, shall remain liable for such payments.

GOVERNING LAW

  The Indenture, the Debt Securities and the coupons, if any, appertaining thereto will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.12).

CONCERNING THE TRUSTEE

  The Prospectus Supplement will set forth whether The Chase Manhattan Bank or another bank or trust company identified therein will be the Trustee with respect to the Offered Debt Securities and the Debt Securities issuable upon exercise of Offered Debt Warrants. The Chase Manhattan Bank is one of a number of banks with which the Company maintains ordinary banking relationships and with which the Company maintains credit facilities. As of the date of this Prospectus, The Chase Manhattan Bank is trustee with respect to six series of Debt Securities, the 9% Notes Due 1999, the 8 5/8% Debentures Due 2021, the 8 1/2% Notes Due 2003, the 7 7/8% Debentures Due 2023, the 7 1/2% Notes Due 1999 and the Medium-Term Notes, Series A of the Company.

                         DESCRIPTION OF CAPITAL STOCK

  The following description of the capital stock of the Company, as amended or superseded by the applicable Prospectus Supplement, includes a summary of certain provisions of the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and its By-laws, as amended (the "By-laws"). Such description does not purport to be complete and is subject to the detailed provisions of, and is qualified in its entirety by reference to, the Certificate of Incorporation and the By-laws, copies of which are on file as exhibits to the Registration Statements of which this Prospectus is a part.

CAPITAL STOCK GENERALLY

  The Company has authorized 810 million shares, of which 750 million are Common Stock, par value $3.125 per share, and 60 million are Preferred Stock, without par value.

  Apart from the $2.67 Convertible Preferred Stock (the "$2.67 Preferred") described below under "Outstanding Preferred Stock", the rights, preferences and limitations of which are set forth in the Certificate of Incorporation, the Board of Directors of the Company is empowered to provide for any series of Preferred Stock and, in general, to determine the relative rights, preferences and limitations of such series. The Certificate of Incorporation provides that no holder of Common Stock or Preferred Stock shall have any preemptive rights.

  The outstanding shares of Common Stock and $2.67 Preferred are, and any shares of Common Stock issued upon conversion of any convertible Debt Securities will be, validly issued, fully paid and nonassessable.

COMMON STOCK

  Holders of Common Stock are entitled to receive such dividends as are declared by the Board of Directors and are entitled to cast one vote for each share on all matters voted upon by stockholders, except where holders of Preferred Stock are entitled to vote separately in certain cases. Upon liquidation of the Company, holders of Common Stock are entitled to share equally and ratably in any assets available for distribution to them.

  No dividend may be paid or declared on the Common Stock or any other junior stock, other than a dividend payable in Common Stock or other junior stock, nor may any shares of Common Stock or any junior stock be acquired for a consideration by the Company or any subsidiary, unless all dividends on the $2.67 Preferred accrued for all past quarterly dividend periods have been paid and unless, in the case of dividends on the Common Stock or any other junior stock, the full dividends on the $2.67 Preferred for the then current quarterly dividend period have been then paid or declared. Subject to the foregoing, the Certificate of Incorporation does not restrict the Company from purchasing shares of Common Stock.

  The co-transfer agent and registrar for shares of the Common Stock is Continental Stock Transfer & Trust Company. The Company also serves as the co-transfer agent for shares of the Common Stock.

OUTSTANDING PREFERRED STOCK

  Holders of $2.67 Preferred are entitled to cumulative dividends at an annual rate of $2.67 per share, payable quarterly on the 10th day of March, June, September and December, as and when declared by the Board of Directors, to preference in liquidation of $30.50 per share plus accrued dividends then unpaid and to three-tenths of a vote per share on all matters voted upon by stockholders (but are not, except in certain cases, entitled to vote as a class) and effective June 2, 1997 have the right to convert each share of $2.67 Preferred into 6.205 ( 6205/1000) shares of Common Stock (subject to adjustment to prevent dilution of the conversion right in certain events). The Company may redeem all or any part of the $2.67 Preferred at a price of $30.50 per share, plus accrued dividends then unpaid.

PREFERRED SHARE PURCHASE RIGHTS

  Each outstanding share of Common Stock also evidences one preferred share purchase right (the "Rights"). Unless otherwise specified in the Prospectus Supplement applicable to any convertible Debt Securities, as long as the Rights are attached to the Common Stock, the Company presently intends to deliver one Right with each new share of Common Stock issued, including shares issued upon conversion of such Debt Securities, prior to the expiration or earlier redemption or exchange of the Rights, so that all such shares will have attached Rights. The description and terms of the Rights are set forth in a Rights Agreement dated as of November 19, 1997, as amended, between the Company and First Chicago Trust Company of New York, as Rights Agent, and the following is subject to the detailed provisions of, and is qualified in its entirety by reference to, such Rights Agreement, a copy of which is on file as an exhibit to the Registration Statements of which this Prospectus is a part.

  Each Right entitles the registered holder thereof until December 24, 2007 (or, if earlier, the redemption or exchange of the Rights) to purchase from the Company one one-hundredth ( 1/100) of a share of Series A Junior Participating Preferred Stock, without par value (the "Preferred Shares"), of the Company at an exercise price of $150 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to certain adjustments.

  The Rights will not be exercisable or transferable apart from the Common Stock, until the earlier of (i) the tenth day after the public announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Stock (other than a person or group that becomes such a 15% beneficial owner by means of share acquisitions by the Company or a person or group that the Board of Directors determines in good faith has become such a 15% beneficial owner inadvertently, so long as such person or group as promptly as possible divests enough Common Stock so as no longer to be such a 15% beneficial owner) or (ii) the tenth business day (or such later date as may be determined by the Board of Directors prior to a person or group becoming such a 15% beneficial owner) after the commencement of, or the announcement of an intention to commence, a tender or exchange offer the consummation of which would result in beneficial ownership by a person or group of 15% or more of the Common Stock. The Rights will not have any voting rights or be entitled to dividends.

  In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold, each Right will entitle its holder to purchase, at the Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the Purchase Price. Alternatively, if a person or group has become a 15% beneficial owner as described in clause (i) of the first sentence of the preceding paragraph, each Right, other than Rights beneficially owned by the 15% holder (which will thereafter be void), will become exercisable for the number of shares of Common Stock which, at that time, would have a market value of two times the Purchase Price or, if such beneficial ownership is less than 50% of the outstanding Common Stock, may be exchanged by the Board of Directors, at its option, in whole or in part, for shares of Common Stock at an exchange ratio of one share of Common Stock for each Right, subject to adjustment.

  The Rights are redeemable at $.01 per Right (the "Redemption Price"), subject to adjustment, at any time prior to the time that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Stock. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The rights will expire on December 24, 2007 (unless earlier redeemed or exchanged).

  In the event that the Company is not able to authorize a sufficient number of additional shares of Common Stock to satisfy the exercise or exchange of a Right pursuant to its terms, the Company will be required to substitute Preferred Shares (or a fraction thereof) for the shares of Common Stock that would otherwise be issuable upon exercise or exchange of such Right at a rate such that the Preferred Shares substituted would have the same market value as the shares of Common Stock that would otherwise have been issued upon such exercise or exchange.

ELECTION OF DIRECTORS, OTHER VOTING PROVISIONS AND RELATED MATTERS

  Pursuant to the Certificate of Incorporation, the Company's Board of Directors is divided into three classes of directors serving staggered three-year terms, with the exact number of directors to be determined from time to time by or pursuant to the By-laws, provided that their number shall not exceed 20. The Board of Directors is currently comprised of 12 directors. The Certificate of Incorporation also provides a procedure requiring that advance written notice be given to the Company of stockholder nominations of directors.

  The Certificate of Incorporation requires, in addition to any affirmative vote required by law, the Certificate of Incorporation or the By-laws, the affirmative vote of two-thirds of the votes cast by the Company's stockholders entitled to vote thereon in order to obtain stockholder approval of amendments to the Certificate of

Incorporation, mergers, consolidations and sales or leases of substantially all of the Company's assets. Currently, Delaware law generally requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's capital stock entitled to vote thereon. Notwithstanding the foregoing, the Certificate of Incorporation further provides that the affirmative vote of at least 80 percent of the votes entitled to be cast by the holders of all the then outstanding shares of stock of the Company entitled to be voted generally in the election of directors, voting together as a single class, shall be required for the amendment or repeal of, or the adoption of provisions inconsistent with, the above-described provisions of the Certificate of Incorporation relating to classification and stockholder nomination of directors unless such amendment, repeal or adoption has been approved by three-fourths of the directors then in office.

  The By-laws require that the Annual Meeting of the Company's stockholders for the election of directors and other proper business be held at such place as may from time to time be designated by the directors on the first Wednesday of May or on such other day as the directors may designate (or, if the day fixed for the meeting is a legal holiday, on the next business day which is not a legal holiday.) The By-laws further provide that special meetings of the stockholders may be called only by the Chairman of the Board, the President or the directors, by resolution adopted by a majority of the entire Board of Directors. In addition, the Certificate of Incorporation provides that any action to be taken by the stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent. The By-laws require that, except as otherwise provided by law, at least ten days' prior notice of each annual or special meeting shall be given by written notice signed by the Secretary or an Assistant Secretary and mailed to each stockholder of record entitled to vote. The By-laws also provide a procedure requiring that advance written notice be given to the Company of the proposal by stockholders of business other than the nomination of directors and then only such business as is stated in a notice of a special meeting shall be transacted at such meeting.

  Certain of the provisions described under this section entitled "Description of Capital Stock", including the right to issue additional shares of Preferred Stock, could have the effect of discouraging transactions that might lead to a change in control of the Company.

                         DESCRIPTION OF DEBT WARRANTS

  The Company may issue, together with Debt Securities or separately, Debt Warrants for the purchase of Debt Securities. If the Debt Warrants are issued together with any Debt Securities, they may be attached to or separate from such Debt Securities. The Offered Debt Warrants are to be issued under a Debt Warrant Agreement (the "Debt Warrant Agreement") to be entered into between the Company and a bank or trust company, as Warrant Agent (the "Debt Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating thereto. The statements under this caption, as modified or superseded by the applicable Prospectus Supplement, are brief summaries of certain provisions of the Debt Warrant Agreement and are subject to the detailed provisions thereof, the forms of which are on file as an exhibit to the Registration Statements of which this Prospectus is a part. References under this caption in italics are to the Debt Warrant Agreement. Wherever particular provisions of the Debt Warrant Agreement are referred to, such provisions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference.

GENERAL

  Reference is made to the Prospectus Supplement for the following terms of the Offered Debt Warrants: (i) the price at which the Offered Debt Warrants will be issued; (ii) the currency or composite currency for which the Offered Debt Warrants may be purchased; (iii) the designation, aggregate principal amount, currency or composite currency and terms of the Debt Securities which may be purchased upon exercise of the Offered Debt Warrants; (iv) if applicable, the designation and terms of the Debt Securities with which the Offered Debt Warrants are issued and the number of Offered Debt Warrants issued with each of such Debt Securities; (v) if applicable, the date on and after which the Offered Debt Warrants and the related Debt Securities will be separately transferable; (vi) the principal amount of Debt Securities purchasable upon exercise of each Offered

Debt Warrant and the price at which and the currency or composite currency in which such principal amount of Debt Securities may be purchased upon such exercise; (vii) the date on which the right to exercise the Offered Debt Warrants shall commence and the date on which such right shall expire (the "Debt Warrant Expiration Date") or, if the Offered Debt Warrants are not continuously exercisable throughout such period, the specific date or dates on which they will be exercisable (each, a "Debt Warrant Exercise Date", which term shall also mean, with respect to Offered Debt Warrants continuously exercisable for a period of time, every date during such period); (viii) whether the Debt Warrant certificates representing the Offered Debt Warrants (the "Debt Warrant Certificates") will be in registered form ("Registered Warrants") or bearer form ("Bearer Warrants"), or both; (ix) any applicable federal income tax consequences; (x) the identity of the Debt Warrant Agent in respect of the Offered Debt Warrants; (xi) the proposed listing, if any, of the Offered Debt Warrants or the Debt Securities purchasable upon exercise thereof on any securities exchange; and (xii) any other terms of the Offered Debt Warrants.

  Registered Warrants of each series will be evidenced by Debt Warrant Certificates in registered form and Bearer Warrants of each series will be evidenced by a permanent global Debt Warrant Certificate in bearer form (the "Global Debt Warrant Certificate"). The Global Debt Warrant Certificate will be deposited with a common depositary for Euro-clear and Cedel, for credit to the accounts of the subscribers for the Bearer Warrants on the related date of issue. Bearer Warrants will not be issued in definitive form. At the option of the holder upon request confirmed in writing, and subject to the terms of the relevant Debt Warrant Agreement, Registered Warrants of any series will be exchangeable for Registered Warrants of the same series representing in the aggregate the number of Debt Warrants surrendered for exchange. Registered Warrants may be presented for exchange and for registration of transfer (with the form of transfer endorsed thereon duly executed), at the corporate trust office of the Debt Warrant Agent for such series of Debt Warrants (or any other office indicated in the Prospectus Supplement relating to such series of Debt Warrants) without service charge and upon payment of any taxes and other governmental charges as described in the relevant Debt Warrant Agreement. Such transfer or exchange will be effected upon the Debt Warrant Agent for such series of Debt Warrants being satisfied with the documents of title and identity of the person making the request. (Section 4.01).

  Bearer Warrants will not be offered, sold or delivered, at any time, to persons within the United States or to United States persons, except to the extent permitted under United States Treasury Regulations. See "Limitations on Issuance of Bearer Debt Securities and Bearer Debt Warrants".

EXERCISE OF DEBT WARRANTS

  Each Debt Warrant will entitle the holder to purchase for cash such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement. Debt Warrants may be exercised at any time up to the close of business on the Debt Warrant Expiration Date set forth in the Prospectus Supplement. After the close of business on the Debt Warrant Expiration Date (or such later date to which the Debt Warrant Expiration Date may be extended by the Company), unexercised Debt Warrants will become void. (Section 2.02).

  Subject to any restrictions and additional requirements that may be set forth in the Prospectus Supplement, Registered Warrants may be exercised by delivery to the Debt Warrant Agent of the Debt Warrant Certificate evidencing such Registered Warrants properly completed and duly executed and of payment as provided in the Prospectus Supplement of the amount required to purchase the Debt Securities purchasable upon such exercise. (Section 2.03). Subject to any such restrictions and additional requirements, Bearer Warrants may be exercised by the beneficial owner thereof delivering to Euro-clear or Cedel a duly completed exercise letter or tested telex, in the form obtainable from Euro-clear or Cedel or the Debt Warrant Agent, setting forth, among other things, instructions for payment as provided in the Prospectus Supplement on the date of exercise of the amount required to purchase the Debt Securities purchasable upon exercise of Bearer Warrants. Purchasers of Bearer Securities to be delivered upon exercise of the Bearer Warrants will be subject to certification requirements as to beneficial ownership thereof. See "Limitations on Issuance of Bearer Debt Securities and Bearer Debt Warrants". The procedures to be followed in connection with the delivery of the exercise letter will be set forth in the Prospectus Supplement. The exercise price of Debt Warrants will be that price applicable on the date of receipt of payment in full of the requisite amount of funds, determined as set forth in the Prospectus Supplement. Upon receipt of such payment (plus payment of any accrued interest on the Debt Securities being purchased, from and including the immediately preceding interest payment date for such Debt Securities to and including the Debt Warrant Exercise Date (unless the Debt Warrant Exercise Date is after the record date, if any, but on or before the immediately succeeding interest payment date, if any, for the Debt Securities being purchased, in which case no accrued interest is payable in respect of Debt Securities to be issued as Registered Securities)) and upon either (i) surrender of such Debt Warrant Certificate at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement, in the case of Registered Warrants, or (ii) satisfaction of the certification requirements referred to above, in the case of Bearer Warrants, the Company will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. Only Registered Securities will be deliverable upon exercise of Registered Warrants. Registered Securities or, subject to the certification procedures referred to above, Bearer Securities will be delivered upon exercise of Bearer Warrants, as may be specified in the exercise letter. If fewer than all of the Registered Warrants represented by a Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued representing the remaining number of Registered Warrants. (Section 2.03).

MODIFICATIONS

  The Debt Warrant Agreement and the terms of the Debt Warrants and the Debt Warrant Certificates may be amended by the Company and the Debt Warrant Agent, without the consent of the holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision therein or in any other manner which the Company may deem necessary or desirable and which will not adversely affect the interests of the holders in any material respect. (Section 6.01).

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITION

  If at any time there shall be a merger or consolidation of the Company or transfer of substantially all of its assets as permitted under the Indenture, the successor corporation thereunder shall succeed to and assume all obligations of the Company under the Debt Warrant Agreement and the Debt Warrant Certificates. (Section 3.04). See "Description of Debt Securities -- Limitations on Merger by the Company".

ENFORCEABILITY OF RIGHTS OF DEBT WARRANTHOLDERS; GOVERNING LAW

  The Debt Warrant Agent will act solely as an agent of the Company in connection with the Debt Warrant Certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Debt Warrant Certificates or beneficial owners of Debt Warrants. (Section 5.02). Any holder of Debt Warrant Certificates evidencing Registered Warrants and any beneficial owner of Bearer Warrants may, without the consent of the Debt Warrant Agent, any other holder, the Trustee, the holder of any Debt Securities issued upon exercise of Debt Warrants or, if applicable, the common depositary for Euro-clear and Cedel, enforce by appropriate legal action, on its own behalf, its right to exercise the Debt Warrants evidenced by such Debt Warrant Certificates or the Global Debt Warrant Certificates evidencing such Bearer Warrants, as the case may be, in the manner provided therein and in the Debt Warrant Agreement. (Section 3.03). No holder of any Debt Warrant Certificate or beneficial owner of any Debt Warrants evidenced thereby shall be entitled to any of the rights of a holder of the Debt Securities purchasable upon exercise of such Debt Warrants, including, without limitation, the right to receive the payment of principal of or premium, if any, or interest, if any, on such Debt Securities or to enforce any of the covenants in the Indenture. (Section 3.01). The Debt Warrants and each Debt Warrant Agreement will be governed by, and construed in accordance with, the laws of the State of New York. (Section 6.04).

  LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER DEBT WARRANTS

  Except as may otherwise be provided in the Prospectus Supplement applicable thereto, in compliance with United States federal tax laws and regulations,
(i) Debt Securities that are Bearer Securities (including Debt Securities in global form) may not be offered or sold during the restricted period (as defined under "Description of Debt Securities--Form, Denominations, Exchange and Transfer") to persons within the United States or its possessions ("United States") or to United States persons, (ii) Bearer Securities sold during the restricted period may not be delivered within the United States, and (iii) Debt Warrants that are Bearer Warrants may not be offered, sold or delivered to persons within the United States or to United States persons at any time, except to the extent permitted under Section 1.163-5(c)(2)(i)(D) of the United States Treasury Regulations (the "D Rules"). Any underwriters, agents and dealers participating in the offering of Bearer Securities or Bearer Warrants must agree that, except to the extent permitted under the D Rules, they will not offer or sell Bearer Securities to persons within the United States or to United States persons during the restricted period, will not deliver within the United States Bearer Securities sold during the restricted period, and will not offer, sell or deliver Bearer Warrants to persons within the United States or to United States persons at any time. In addition, any such underwriters, agents and dealers must have in effect procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling Bearer Securities or Bearer Warrants are aware that such Bearer Securities and Bearer Warrants cannot be offered or sold, during the applicable period, to persons within the United States or to United States persons.

  Bearer Securities (other than temporary global Debt Securities) will be delivered in definitive form only upon certification, as provided in the D Rules, that the beneficial owners thereof are not United States persons, or other certification as to ownership permissible under the D Rules.

  Bearer Securities (other than temporary global Debt Securities) and any coupons appertaining thereto will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code". The sections referred to in such legend provide that a United States person (other than a United States financial institution described above or United States person holding through such a financial institution) who holds a Bearer Security or coupon will not be allowed to deduct any loss realized on the sale, exchange or redemption of such Bearer Security and any gain (which might otherwise be characterized as capital gain) recognized on such sale, exchange or redemption will be treated as ordinary income.

  As used herein, "United States person" means a citizen, national or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

                   DESCRIPTION OF FOREIGN CURRENCY WARRANTS

  The Offered Foreign Currency Warrants will be issued under a Currency Warrant Agreement (the "Currency Warrant Agreement") to be entered into between the Company and a bank or trust company, as Currency Warrant Agent (the "Currency Warrant Agent"), all as shall be set forth in the Prospectus Supplement related thereto. The statements under this caption, as modified or superseded by the applicable Prospectus Supplement, are brief summaries of certain provisions of the Currency Warrant Agreement, including the form of certificate representing Foreign Currency Warrants, and are subject to the detailed provisions thereof. A form of Currency Warrant Agreement is on file as an exhibit to the Registration Statements of which this Prospectus is a part. References under this caption in italics are to the Currency Warrant Agreement. Wherever particular provisions of the Currency Warrant Agreement are referred to, such provisions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety, by such reference.

GENERAL

  The Company may offer and sell Foreign Currency Warrants separately or in conjunction with the offer and sale of Debt Securities, Debt Warrants or Debt Securities and Debt Warrants. The Foreign Currency Warrants may be issued (a) in the form of Foreign Currency Put Warrants, which entitle the owners thereof to receive from the Company the Cash Settlement Value (as hereinafter defined) in United States dollars of the right to sell a designated amount of a specified foreign currency (a "Base Currency") for a designated amount of United States dollars, (b) in the form of Foreign Currency Call Warrants, which entitle the owners thereof to receive from the Company the Cash Settlement Value in United States dollars of the right to purchase a designated amount of a Base Currency for a designated amount of United States dollars, or (c) in such other form as shall be specified in the Prospectus Supplement.

  If Foreign Currency Warrants are to be offered either in the form of Foreign Currency Put Warrants or Foreign Currency Call Warrants, an owner will receive a cash payment upon exercise only if the Foreign Currency Warrants have a Cash Settlement Value in excess of zero at the time of exercise. The spot exchange rate of the applicable Base Currency, as compared to the United States dollar upon exercise, will determine whether the Foreign Currency Warrants have a Cash Settlement Value on any given day prior to their expiration. Such spot exchange rate on any day (the "Spot Rate") will be the offered spot rate of the applicable Base Currency for United States dollars as quoted by a bank named for such purpose in the Prospectus Supplement or, if such bank is not quoting such rate, the rate quoted by such other leading bank in the foreign exchange markets as may be selected by the Company in good faith. (Section 2.02). The Foreign Currency Warrants are expected to be "out-of-the-money" (i.e., their Cash Settlement Value will be zero) when initially sold and will be "in-the-money" (i.e., their Cash Settlement Value will exceed zero) if, in the case of Foreign Currency Put Warrants, the Base Currency depreciates against the United States dollar to the extent that one United States dollar is worth more than the price determined for the Base Currency in the Prospectus Supplement (the "Strike Price") or, in the case of Foreign Currency Call Warrants, the Base Currency appreciates against the United States dollar to the extent that one United States dollar is worth less than the Strike Price. The "Cash Settlement Value" on an Exercise Date (as such term is defined in the Prospectus Supplement) is an amount which is the greater of (i) zero, (ii) the amount computed, in the case of Foreign Currency Put Warrants, by subtracting from a constant (e.g., 50), or, in the case of Foreign Currency Call Warrants, by subtracting such constant from, an amount equal to such constant multiplied by a fraction, the numerator of which is the Strike Price and the denominator of which is the Spot Rate on such day, and (iii) the expiration value, if any, specified in the Prospectus Supplement.

  Reference is made to the Prospectus Supplement for the following terms of the Offered Foreign Currency Warrants: (i) the number of Offered Foreign Currency Warrants and the price at which the Offered Foreign Currency Warrants will be issued; (ii) whether the Offered Foreign Currency Warrants are Foreign Currency Put Warrants or Foreign Currency Call Warrants or otherwise; (iii) the date on which the right to exercise the Offered Foreign Currency Warrants shall commence and the date on which such right shall expire (the "Foreign Currency Warrant Expiration Date"); (iv) the formula or method for determining the Cash Settlement Value and the Strike Price of each Foreign Currency Warrant, if applicable; (v) any procedures and conditions relating to the exercise of the Offered Foreign Currency Warrants in addition to those described in this Prospectus; (vi) any circumstances that will cause the Offered Foreign Currency Warrants to be deemed automatically exercised in addition to those described in this Prospectus; (vii) the minimum number, if any, of Offered Foreign Currency Warrants that may be exercised at any one time (other than upon automatic exercise); (viii) the identity of the Currency Warrant Agent in respect of the Offered Foreign Currency Warrants; (ix) the identity of the national securities exchange on which the Offered Foreign Currency Warrants will initially be listed; and (x) any other terms of the Offered Foreign Currency Warrants.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

  Except as may be otherwise provided in an applicable Prospectus Supplement with respect to a series of Foreign Currency Warrants, the Foreign Currency Warrants of such series will be issued in book-entry form and will be represented by a single Global Foreign Currency Warrant Certificate, registered in the name of a depositary of the Foreign Currency Warrants of such series, or its nominee, as specified in the applicable Prospectus Supplement. Owners of Foreign Currency Warrants of a series issued in book-entry form will have beneficial interests in the Global Foreign Currency Warrant Certificate in respect thereof but will generally not be entitled to receive physical delivery of definitive certificates representing such Foreign Currency Warrants. An owner's ownership of a Foreign Currency Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains such owner's account. In turn, the total number of Foreign Currency Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in respect thereof in the name of such brokerage firm or its agent. (Section 1.04). Transfer of ownership of any Foreign Currency Warrant will be effected only through the selling owner's brokerage firm. Neither the Company nor the Currency Warrant Agent will have any responsibility or liability for any aspect of the records relating to beneficial interests in the Global Foreign Currency Warrant Certificate or for maintaining, supervising or reviewing records relating to such beneficial interests.

EXERCISE OF FOREIGN CURRENCY WARRANTS

  Except as may otherwise be provided in the Prospectus Supplement relating thereto, each Foreign Currency Warrant will entitle the owner thereof on the Settlement Date (as such term is defined in the Prospectus Supplement) to the Cash Settlement Value of such Foreign Currency Warrant on the applicable Exercise Date, in each case as described in the Prospectus Supplement relating thereto. (Section 2.02). If not exercised prior to 3:00 p.m., New York City time, on the fifth business day preceding the Foreign Currency Warrant Expiration Date, Foreign Currency Warrants will be deemed automatically exercised on the Foreign Currency Warrant Expiration Date. (Section 2.03). Foreign Currency Warrants will also be deemed automatically exercised as described below under "Delisting of Foreign Currency Warrants".

LISTING

  Each series of Foreign Currency Warrants will be listed on a national securities exchange, subject only to official notice of issuance, as a pre-condition to the sale of any Foreign Currency Warrants of such series. The Foreign Currency Warrants will cease trading as of the close of business on the Foreign Currency Warrant Expiration Date.

DELISTING OF FOREIGN CURRENCY WARRANTS

  In the event that the Foreign Currency Warrants of any series are delisted from, or permanently suspended from trading on, each national securities exchange on which the Foreign Currency Warrants of such series are listed and, at or prior to such delisting or permanent suspension, the Foreign Currency Warrants of such series shall not have been accepted for listing on another national securities exchange, the Foreign Currency Warrants of such series will be deemed automatically exercised on the date on which such delisting or permanent suspension becomes effective. The Company will notify owners, or will cause owners to be notified, as soon as practicable of any expected delisting or permanent suspension of trading of the Foreign Currency Warrants. (Section 2.03). The Company will covenant in the applicable Currency Warrant Agreement not to seek delisting of the Foreign Currency Warrants or suspension of their trading on any national securities exchange upon which the Foreign Currency Warrants are listed unless prior to such delisting or suspension the Foreign Currency Warrants shall have been accepted for listing on another national securities exchange. (Section 2.04).

MODIFICATION

  The Currency Warrant Agreement and the terms of the Foreign Currency Warrants and the Global Foreign Currency Warrant Certificate may be amended by the Company and the Currency Warrant Agent, without the consent of any owners of the Foreign Currency Warrants or the registered holder of the Global Foreign Currency Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, permitting the issuance of separate Foreign Currency Warrant certificates in definitive form to owners, or in any other manner which the Company may deem necessary or desirable and which will not adversely affect the interest of the owners. (Section 6.01).

  The Company and the Currency Warrant Agent may also modify or amend the Currency Warrant Agreement and the terms of the Foreign Currency Warrants and the Global Foreign Currency Warrant Certificate, with the consent of the owners of not less than a majority in number of the then outstanding unexercised Foreign Currency Warrants affected thereby, provided that no such modification or amendment may be made without the consent of each owner of Foreign Currency Warrants affected thereby that (i) increases the Strike Price, in the case of a Foreign Currency Put Warrant, or decreases the Strike Price, in the case of a Foreign Currency Call Warrant, (ii) shortens the period of time during which the Foreign Currency Warrants may be exercised,
(iii) otherwise materially and adversely affects the exercise rights of the owners of such Foreign Currency Warrants or (iv) reduces the percentage of the number of outstanding Foreign Currency Warrants the consent of whose owners is required for modification or amendment of the Currency Warrant Agreement or the terms of the Foreign Currency Warrants or the Global Foreign Currency Warrant Certificate. (Section 6.01).

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITION

  If at any time there shall be a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of the Company, then in any such event the successor or assuming corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named in the Currency Warrant Agreement and in the Foreign Currency Warrants as the Company. The Company shall thereupon be relieved of any further obligation under the Currency Warrant Agreement or under the Foreign Currency Warrants, and, in the event of any such sale, transfer, conveyance (other than by way of lease) or other disposition, the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. (Section 3.02).

ENFORCEABILITY OF RIGHTS BY OWNERS OF FOREIGN CURRENCY WARRANTS; GOVERNING LAW

  The Currency Warrant Agent will act solely as an agent of the Company under the Currency Warrant Agreement and in connection with the Global Foreign Currency Warrant Certificate and with the issuance and exercise of Foreign Currency Warrants and will not assume any obligation or relationship of agency or trust for or with any owner of a beneficial interest in Foreign Currency Warrants or with the registered holder thereof. (Section 5.02). Any owner may, without the consent of the Currency Warrant Agent or any other owner, enforce by appropriate legal action, on its own behalf, its right to exercise, and to receive payment upon the exercise of, its Foreign Currency Warrants. (Section 3.01). The Foreign Currency Warrants and each Currency Warrant Agreement will be governed by, and construed in accordance with, the laws of the State of New York. (Section 6.05).

FEDERAL INCOME TAX CONSIDERATIONS

  A summary of certain anticipated United States federal income tax consequences to United States persons of investing in the Foreign Currency Warrants will be set forth in the applicable Prospectus Supplement.

RISK FACTORS RELATING TO THE FOREIGN CURRENCY WARRANTS

  THE FOREIGN CURRENCY WARRANTS MAY ENTAIL RISKS PRIMARILY RELATED TO FLUCTUATIONS IN THE FOREIGN CURRENCY MARKETS AND POSSIBLE ILLIQUIDITY IN THE SECONDARY MARKET. THESE RISKS WILL VARY DEPENDING ON THE PARTICULAR TERMS OF THE OFFERED FOREIGN CURRENCY WARRANTS AND WILL BE MORE FULLY DESCRIBED IN THE PROSPECTUS SUPPLEMENT.

                             PLAN OF DISTRIBUTION

  The Company may sell the Debt Securities, the Debt Warrants and the Foreign Currency Warrants in any of three ways (or in any combination thereof): (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement with respect to the Offered Debt Securities, the Offered Debt Warrants and the Offered Foreign Currency Warrants will set forth the terms of the offering thereof, including the name or names of any underwriters and the respective amounts of the Offered Debt Securities, the Offered Debt Warrants and the Offered Foreign Currency Warrants underwritten or purchased by each of them, the purchase price of the Offered Debt Securities, the Offered Debt Warrants and the Offered Foreign Currency Warrants and the proceeds to the Company from such sale, any discounts, commissions or other items constituting compensation from the Company, any initial public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers, any restrictions or limitations on persons to whom, jurisdictions in which or the manner in which the Offered Debt Securities, Offered Debt Warrants and the Offered Foreign Currency Warrants may be offered, sold, resold or delivered, any securities exchanges on which the Offered Debt Securities and the Offered Debt Warrants may initially be listed and the national securities exchange on which the Offered Foreign Currency Warrants will initially be listed. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Offered Debt Securities, the Offered Debt Warrants and the Offered Foreign Currency Warrants.

  If underwriters or dealers are used in the sale, the Debt Securities, the Debt Warrants and the Foreign Currency Warrants will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities, the Debt Warrants and the Foreign Currency Warrants may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by such a managing underwriter or underwriters. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Debt Securities, the Offered Debt Warrants and the Offered Foreign Currency Warrants will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Offered Debt Securities, the Offered Debt Warrants and the Offered Foreign Currency Warrants if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Debt Securities, Debt Warrants and Foreign Currency Warrants may also be sold directly by the Company or through agents designated by the Company from time to time. The Prospectus Supplement will name any agent involved in the offer or sale thereof in respect of which this Prospectus is delivered and will set forth any commissions payable by the Company to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain purchasers to purchase Offered Debt Securities, Offered Debt Warrants and Offered Foreign Currency Warrants from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Agents, dealers and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

                                 LEGAL OPINION

  The legality of the Debt Securities, Debt Warrants and Foreign Currency Warrants offered hereby will be passed upon for the Company by Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112, and, if Debt Securities, Debt Warrants and Foreign Currency Warrants are being distributed in an underwritten offering, the legality of such Debt Securities, Debt Warrants and Foreign Currency Warrants will be passed upon for the underwriters by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.

                                    EXPERTS

  The consolidated financial statements and financial statement schedules included or incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, incorporated herein by reference, have been incorporated herein by reference in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given upon the authority of that firm as experts in accounting and auditing.

  With respect to the unaudited interim financial information for the periods ended March 31, June 30 and September 30, 1997 and 1996, incorporated herein by reference, the independent accountants have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 1997, and incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because each such report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of that Act.

                            ADDITIONAL INFORMATION

  This Prospectus does not contain all the information set forth in the Registration Statements, or amendments thereto, certain portions of which have been omitted pursuant to the Commission's rules and regulations. The information so omitted may be obtained from the Commission's principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

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